Exhibit 99.1
enGene Announces Board and Leadership Appointments to Support Commercial Readiness
Philip Astley-Sparke, William Grossman and Michael Heffernan join the Board
Management promotions strengthen clinical and regulatory operations
Matthew Boyd named Chief Regulatory Officer, Jill Buck Chief Development Officer, and Katherine Chan Executive Director, Urology Clinical Lead
BOSTON & MONTREAL – July 8, 2025 – enGene Holdings Inc. (Nasdaq: ENGN or “enGene” or the “Company”), a clinical-stage, non-viral gene-based immunotherapy company, today announced the appointment of three new members to its Board of Directors: Philip Astley-Sparke, William Grossman, M.D., Ph.D., and Michael Heffernan, R.Ph. Their combined experience across gene therapy, oncology, clinical development, and global product launches will support enGene’s strategic transition toward planned commercialization of its lead investigational therapy, detalimogene. In connection with the appointment of the new directors, Jasper Bos, Ph.D., stepped down from the Board.
As the Company begins to focus on preparing for planned regulatory filings and commercialization, the organization has promoted the following individuals: Matthew Boyd has been named Chief Regulatory Officer, Jill Buck has been named Chief Development Officer, and Katherine Chan, M.D., M.P.H., has been appointed Executive Director, Urology Clinical Lead.
“enGene is reaching a new stage, and we are thrilled to welcome such accomplished leaders to our Board and adjust our management team to help drive long-term growth,” said Ron Cooper, Chief Executive Officer of enGene. “Their collective experiences and insights will be invaluable as we continue to advance detalimogene toward planned commercialization. I am also deeply grateful to Jasper for his dedication and guidance throughout his tenure as a board member — his impact on enGene’s progress has been truly meaningful.”
Board Appointee Highlights:
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Philip Astley-Sparke – Co-Founder and Executive Chairman of Replimune Group, Inc., a company developing next generation oncolytic immunotherapies. Mr. Astley-Sparke has scaled multiple companies from early-stage development to Biologics License Application (BLA) with accompanying commercial preparations. Prior to Replimune, he was President and Chief Executive Officer of BioVex Inc (acquired by Amgen in 2011), which developed the first oncolytic vaccine to be approved by the Food and Drug Administration (FDA). Subsequent to BioVex/Amgen, Mr. Astley-Sparke was President of uniQure N.V., where he established the company’s U.S. infrastructure and served as the company’s Chairman from

2016 until 2021. He has served on numerous public and private boards and is currently Chairman of Synox Therapeutics Ltd.
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William Grossman, M.D., Ph.D. – Co-Founder and Head of Research and Development at Oncko, Inc. and former Senior Vice President, Oncology Therapeutic Area Head at Gilead Sciences, Inc. Prior to that, he held Chief Medical Officer roles at Arcus Biosciences and Bellicum Pharmaceuticals, and various leadership roles at AbbVie and Genentech/Roche. This included Group Medical Director, Cancer Immunotherapy at Genentech/Roche, where he was Global Development Team Leader for immuno-oncology combinations, including Tecentriq, across multiple therapeutic areas, and the MORPHEUS immunotherapy platform. Dr. Grossman brings hands-on clinical and regulatory experience across small molecules, large molecules, and cellular therapies.

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Michael Heffernan, R.Ph. – A seasoned biotech entrepreneur and operator, Mr. Heffernan founded and served as President and Chief Executive Officer of Collegium Pharmaceutical, Inc. until June 2018, and later served as Chairman of the Board until 2025. He has successfully led multiple companies through growth stages, commercialization, and strategic transactions, including Onset Dermatologics—a dermatology company that he founded and spun out of Collegium to create PreCision Dermatology, which was later sold to Valeant. Mr. Heffernan held previous positions as co-founder and CEO of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp, and later served as CEO and Chairman of PhyMatrix Corp. He has also been an advisor, investor, and board member for a number of biopharma, medical device, and healthcare services companies.

Management Promotions:
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Matthew Boyd – Has been promoted to Chief Regulatory Officer from his role as Senior Vice President, Regulatory Affairs, which he has held since September 2024. Mr. Boyd has over 25 years of experience in regulatory, quality, medical affairs, and commercialization. He has led the submission of numerous original and supplemental New Drug Applications (NDAs) and BLAs. His most recent approval was Bylvay for rare pediatric liver disease while at Albireo Pharma. Mr. Boyd and his team set a new industry benchmark with Bylvay, completing the NDA filing less than 60 days after the top-line data announcement. Prior to enGene, he was Vice President, Head of Regulatory Affairs and Quality Assurance at Zambon USA from 2023 to 2024. Before joining Zambon, Mr. Boyd held several senior roles at Albireo Pharma, Sobi, EMD Serono, Sanofi, and Bristol-Myers Squibb.

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Jill Buck – Has been promoted to Chief Development Officer from her role as Senior Vice President, Clinical Development Operations, which she has held since September 2024. Ms. Buck has over 25 years of global experience in drug development across multiple treatment modalities, therapeutic areas, and phases of development from preclinical BLA through Marketing Authorization Application (MAA) acceptance. She has led the successful completion of dozens of clinical trials and has been involved in multiple regulatory filings in the U.S. and internationally. Prior to joining enGene, she was Head, Clinical Development Operations, Rare Diseases at Ipsen from March 2023 to September 2024. Before her time with Ipsen, Ms. Buck held several senior roles in Clinical Development and Operations at Albireo Pharma, Ziopharm Oncology, and Synageva BioPharma.

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Katherine Chan, M.D., M.P.H. – Has been promoted to Executive Director, Urology Clinical Lead, following her recent transition from academic urology to the biotech sector. Dr. Chan brings over 11 years of academic experience as a board-certified urologist and NIH-funded Principal Investigator. Prior to joining enGene, she served as Vice Chair of Research and Associate Professor of Urology at the University of North Carolina. She previously held the role of Assistant Professor of Urology at Indiana University School of Medicine. Dr. Chan completed her medical degree at Saint Louis University School of Medicine, urology residency at University Hospitals Case Medical Center in Cleveland, pediatric urology fellowship at Boston Children’s Hospital, and a Master of Public Health at Harvard University.

These appointments reflect enGene’s continued evolution and readiness to execute its long-term vision of delivering innovative, non-viral medicines to improve the quality of life for people with urological cancers.
About Detalimogene
Detalimogene is a novel, investigational, non-viral gene-based immunotherapy for patients with high-risk, non-muscle invasive bladder cancer (NMIBC), including Bacillus Calmette-Guérin (BCG)-unresponsive disease. It is designed to be instilled in the bladder and elicit a powerful yet localized anti-tumor immune response.
Detalimogene was developed using the Company’s Dually Derivatized Oligochitosan® (DDX) platform, a technology designed to transform how gene therapies are accessed by patients and utilized by clinicians. Medicines developed with the DDX platform can potentially overcome the limitations of viral-based gene therapies, reduce complexities related to safe handling and cold storage, and streamline both manufacturing processes and administration paradigms.
Detalimogene has received Regenerative Medicine Advanced Therapy (RMAT) and Fast Track designations from the U.S. Food and Drug Administration (FDA) based on its potential to address the high unmet medical need for patients with BCG-unresponsive carcinoma in situ (CIS) NMIBC with or without resected papillary tumors who are unable to undergo cystectomy. The RMAT program is intended to expedite the development and review of regenerative medicine therapies for serious or life-threatening conditions, where preliminary clinical evidence suggests potential to address unmet medical needs. Similarly, Fast Track designation is a process designed to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need.
About enGene
enGene is a clinical-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, with the goal of creating new ways to address diseases with high clinical needs. enGene’s lead program is detalimogene voraplasmid (also known as detalimogene, and previously EG-70) for patients with Non-Muscle Invasive Bladder Cancer (NMIBC), a disease with a high clinical burden. Detalimogene is being evaluated in the ongoing multi-cohort LEGEND Phase 2 study, which includes a pivotal cohort studying detalimogene in Bacillus Calmette-Guérin (BCG)-unresponsive patients with carcinoma in situ (CIS). Detalimogene was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA.
To learn more, please visit enGene.com and follow us on LinkedIn, X and BlueSky.
Forward-Looking Statements
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s management teams’ expectations, hopes, beliefs, intentions, goals, or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the growth and business strategy of enGene, the Company’s future outlook, the expected contributions of the new directors and promoted executive officers, the potential regulatory approval and commercial launch of detalimogene, the future growth of enGene, the potential benefits of detalimogene, and the potential benefits of medicines developed with the DDX platform.
Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel, establish clinical trial sites and enroll patients in its clinical trials, execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines, and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).
You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.
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